EXHIBIT 99.1

Veritone Reports Financial Results for the First Quarter of 2020

COSTA MESA, CA – May 11, 2020 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the quarter ended March 31, 2020.

“I am proud of the resilience and flexibility that the Veritone team has shown while facing the unprecedented impact of the COVID-19 pandemic,” said Chad Steelberg, Chairman and CEO of Veritone. “We are grateful that we have been able to keep our teams together, maintain salaries and avoid employee layoffs, and since our shift to work from home, our focus and energy have only increased. Our business units have done a great job of maintaining operations in this environment while driving customer engagement and product development levels to all-time highs. The upgrades we have made to aiWARE, together with the early and decisive actions we took to manage our costs and liquidity during this difficult time, have enabled us to ensure business continuity, exceed our expectations for cash burn improvement, and, importantly, continue to pursue our core mission of making AI technology available to transform the activities of organizations of all sizes and industries.”

Chad Steelberg continued, “We have seen a decade’s worth of digital transformation in the last two months, as businesses increasingly move to the cloud and AI, recognizing the necessity for change in a changing world.  As a result, we expect to see increased strong engagement on our powerful and unique platform.”

Ryan Steelberg, President of Veritone added, “While we experienced significant revenue disruption in our aiWARE content licensing and Advertising businesses starting in March, our differentiated technology and customer and market diversity are enabling us to weather the storm effectively. In addition, our SaaS business grew revenues both sequentially and year-over-year, buffering the impact on our overall top line.”

First Quarter 2020 Financial Highlights:

●	Net revenues were $11.9 million, a decrease of 4.4% compared with $12.4 million in Q4 of 2019 and a decrease of 1.8% compared with $12.1 million in Q1 of 2019.
●	aiWARE SaaS net revenues increased to a record $3.1 million, up 8% sequentially and 13% year-over-year.
●	Advertising net revenues were $6.0 million, reflecting the impact of COVID-19, compared with a record $6.5 million in Q4 of 2019 and $5.7 million in Q1 of 2019.
●	Loss before income taxes improved $1.9 million, and non-GAAP net loss improved $1.4 million, compared with Q4 of 2019.

Recent Business Highlights:

●	Signed 29 new contracts with public safety and justice agencies in 2020 to date, more than in all of 2019.
●	Extended FedRAMP Authorization to Operate (ATO), sponsored by the U.S. Department of Justice, through 2021.
●	Completed onboarding of 100% of iHeart’s 903 U.S. radio stations to aiWARE.
●	Contracted with over 150 U.S. radio stations for the Company’s VeriAds Spot Network.
●	Expanded media placements with a large pharmaceutical client and ExpressVPN.

First Quarter Financial Results:

Net revenues were $11.9 million, compared with $12.1 million in the first quarter of 2019.  Net revenues in the current year period were comprised of $6.0 million from Advertising, $3.1 million from aiWARE SaaS solutions, and $2.8 million from aiWARE content licensing and media services.

Operating expenses decreased 16% to $20.9 million, compared with $24.8 million in the first quarter of 2019, due to the savings associated with the Company’s cost reduction initiatives and acquisition-related earnout and other expenses recorded in the prior year period.

Loss from operations improved $3.7 million to $12.8 million, compared with $16.5 million in the first quarter of 2019.

Net loss improved $3.6 million to $12.7 million, or $0.47 per share, compared with $16.3 million, or $0.84 per share, in the first quarter of 2019.  The lower net loss was due primarily to the savings associated with the Company’s cost reduction initiatives and $1.1 million in acquisition-related earnout expenses in the first quarter of 2019.

Non-GAAP net loss improved $2.6 million to $6.7 million, or $0.25 per share, compared with $9.3 million, or $0.48 per share, in the first quarter of 2019.  The lower non-GAAP net loss was due primarily to the savings associated with the Company’s cost reduction initiatives.

Cash: As of March 31, 2020, the Company had cash and cash equivalents of $49.2 million, including $23.5 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

Business Outlook:

Veritone continues to see the cancellations and delays of sporting events, and slowness in film and television production, impacting its content licensing business, as well as some delays in certain expected SaaS revenues due to the economic shutdown.  The Company expects these impacts to be offset by a rebound in its Advertising businesses, due primarily to new client wins and growth in its VeriAds business.  As a result, for the second quarter ending June 30, 2020, the Company expects total net revenues to be in the range of $11.8 million to $12.2 million, and non-GAAP net loss to be in the range of $6.5 million to $6.1 million.

Conference Call:

Veritone will hold a conference call today, May 11, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in to the conference call 20 minutes in advance.

Live audio webcast: investors.veritone.com

Domestic call number: 877-791-0151

International call number: 647-689-5650

Call ID: 9348572

If you have any difficulty connecting with the conference call, please contact LHA at 415-433-3777. A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. Additionally, a telephonic replay of the call will be available through May 25, 2020:

Replay number: 800-585-8367

International replay number: 416-621-4642

Replay ID: 9348572

About the Presentation of Supplemental Non-GAAP Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “Non-GAAP net loss,” and “Non-GAAP net loss per share.” Non-GAAP net loss is the company’s net loss, adjusted to exclude provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, and certain acquisition, integration and financing-related costs.  Non-GAAP net loss should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss are detailed in the reconciliations included following the financial statements attached to this news release.

Other companies (including the Company’s competitors) may define Non-GAAP net loss differently.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income, net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Costa Mesa, California, and has offices in Denver, London, New York, San Diego, and Seattle. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectation of increased strong engagement on its aiWARE platform, its expectation of a rebound in the Company’s Advertising businesses in the second quarter of 2020 that would offset the impact of the economic shutdown on its content licensing and SaaS businesses during such quarter, and the Company’s expected total net revenues and Non-GAAP net loss in the second quarter of 2020. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations
Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veri@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	March 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$49,165	$44,065
Accounts receivable, net	21,907	21,352
Expenditures billable to clients	4,840	10,286
Prepaid expenses and other current assets	4,486	5,409
Total current assets	80,398	81,112

Property, equipment and improvements, net	2,967	3,214
Intangible assets, net	14,778	16,126
Goodwill	6,904	6,904
Long-term restricted cash	855	855
Other assets	315	315
Total assets	$106,217	$108,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$16,233	$16,996
Accrued media payments	19,885	16,551
Client advances	20,140	19,193
Accrued compensation	1,957	2,486
Other accrued liabilities	4,393	4,510
Total current liabilities	62,608	59,736
Other liabilities	1,337	1,379
Total liabilities	63,945	61,115

Stockholders' equity
Common Stock	27	26
Additional paid-in capital	287,368	279,828
Accumulated deficit	(245,173)	(232,489)
Accumulated other comprehensive income	50	46
Total stockholders' equity	42,272	47,411
Total liabilities and stockholders' equity	$106,217	$108,526

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended
	March 31,
	2020	2019
Net revenues	$11,904	$12,125
Cost of revenues	3,811	3,872
Gross profit	8,093	8,253
	68.0%	68.1%
Operating expenses:
Sales and marketing	5,460	6,133
Research and development	3,902	6,938
General and administrative	11,543	11,690
Total operating expenses	20,905	24,761
Loss from operations	(12,812)	(16,508)
Other income, net	131	211
Loss before provision for income taxes	(12,681)	(16,297)
Provision for income taxes	3	9
Net loss	$(12,684)	$(16,306)
Net loss per share:
Basic and diluted	$(0.47)	$(0.84)
Weighted average shares outstanding:
Basic and diluted	26,773,163	19,511,220
Comprehensive loss:
Net loss	$(12,684)	$(16,306)
Unrealized gain on marketable securities, net of income taxes	-	35
Foreign currency translation gain (loss), net of income taxes	4	(21)
Total comprehensive loss	$(12,680)	$(16,292)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,684)	$(16,306)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,604	1,133
Change in fair value of warrant liability	(2)	13
Provision for doubtful accounts	-	25
Stock-based compensation expense	4,456	5,507
Other	-	(19)
Changes in assets and liabilities:
Accounts receivable	(555)	2,716
Expenditures billable to clients	5,446	(4,331)
Prepaid expenses and other current assets	406	637
Accounts payable	(763)	(7,999)
Accrued media payments	3,334	5,927
Client advances	947	6,582
Other accrued liabilities	(644)	1,593
Other liabilities	(42)	(110)
Net cash provided by (used in) operating activities	1,503	(4,632)
Cash flows from investing activities:
Proceeds from sales of marketable securities	-	2,473
Capital expenditures	(9)	(98)
Net cash (used in) provided by investing activities	(9)	2,375
Cash flows from financing activities:
Proceeds from common stock offerings, net	3,505	4,160
Proceeds from issuances of stock under employee stock plans, net	101	324
Net cash provided by financing activities	3,606	4,484
Net increase in cash, cash equivalents and restricted cash	5,100	2,227
Cash, cash equivalents and restricted cash, beginning of period	44,920	38,776
Cash, cash equivalents and restricted cash, end of period	$50,020	$41,003

VERITONE, INC.
NET REVENUES DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Advertising	$6,001	$5,714
aiWARE SaaS Solutions	3,108	2,754
aiWARE Content Licensing and Media Services	2,795	3,657
Net revenues	$11,904	$12,125

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Net loss	$(12,684)	$(16,306)
Provision for income taxes	3	9
Depreciation and amortization	1,604	1,133
Stock-based compensation expense	4,456	4,803
Change in fair value of warrant liability	(2)	13
Gain on sale of asset	(56)	-
Machine Box contingent payments	-	917
Performance Bridge earn-out fair value adjustment	-	139
Non-GAAP Net Loss	$(6,679)	$(9,292)

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
Three Months Ending June 30, 2020
Net loss	($11.9) to ($11.5)
Provision for income taxes	—
Depreciation and amortization	1.6
Stock-based compensation expense	3.8
Non-GAAP net loss	($6.5) to ($6.1)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
GAAP gross profit	$8,093	$8,253
Depreciation and amortization	561	370
Non-GAAP gross profit	8,654	8,623

GAAP sales and marketing expenses	5,460	6,133
Depreciation and amortization	(531)	(212)
Stock-based compensation expense	(178)	(243)
Non-GAAP sales and marketing expenses	4,751	5,678

GAAP research and development expenses	3,902	6,938
Depreciation and amortization	(256)	(227)
Stock-based compensation expense	(237)	(380)
Machine Box contingent payments	—	(917)
Non-GAAP research and development expenses	3,409	5,414

GAAP general and administrative expenses	11,543	11,690
Depreciation and amortization	(256)	(324)
Stock-based compensation expense	(4,041)	(4,180)
Performance Bridge earn-out fair value adjustment	—	(139)
Non-GAAP general and administrative expenses	7,246	7,047

GAAP loss from operations	(12,812)	(16,508)
Total non-GAAP adjustments (1)	6,060	6,992
Non-GAAP loss from operations	(6,752)	(9,516)

GAAP other income, net	131	211
Change in fair value of warrant liability	(2)	13
Gain on sale of asset	(56)	—
Non-GAAP other income, net	73	224

GAAP loss before income taxes	(12,681)	(16,297)
Total non-GAAP adjustments (1)	6,002	7,005
Non-GAAP loss before income taxes	(6,679)	(9,292)

Income tax provision	3	9

GAAP net loss	(12,684)	(16,306)
Total non-GAAP adjustments (1)	6,005	7,014
Non-GAAP net loss	$(6,679)	$(9,292)

Shares used in computing non-GAAP basic and diluted net loss per share	26,773	19,511
Non-GAAP basic and diluted net loss per share	$(0.25)	$(0.48)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other income, net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)
	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2019	2019	2019	2019	2020
Advertising
Average gross billings per active client (in 000's)(1)	$469	$488	$490	$511	$533
Net revenues during quarter (in 000's)	$5,714	$5,842	$6,291	$6,517	$6,001

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2019	2019	2019	2019	2020
aiWARE SaaS Solutions
Total accounts on platform at quarter end	911	941	980	1,069	1,587
New bookings received during quarter (in 000's)(2)	$1,316	$1,362	$1,384	$2,522	$1,397
Total contract value of new bookings received during quarter (in 000’s)(3)	$2,092	$1,351	$1,724	$12,872	$2,312
Net revenues during quarter (in 000's)	$2,754	$2,677	$2,350	$2,872	$3,108

(1)	For each quarter, reflects the average gross quarterly billings per client over the twelve month period through the end of such quarter for clients that are active during such quarter.
(2)

Represents the contractually committed fees payable during the first 12 months of the contract term, or the non-cancellable portion of the contract term (if shorter), for new contracts received in the quarter, excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).

(3)

Represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).